Exhibit 99.1

              Federal Reserve Board of Governors Approves New York
                    Community Bancorp, Inc.'s Acquisition of
      Long Island Financial Corp.; Acquisition to Take Effect by Month-End


    WESTBURY, N.Y. & ISLANDIA, N.Y.--(BUSINESS WIRE)--Dec. 14, 2005--New York Community Bancorp, Inc. (NYSE: NYB), the holding company for New York Community Bank, and Long Island Financial Corp. (NASDAQ/NMS: LICB) ("Long Island Financial"), the holding company for Long Island Commercial Bank, today announced that the acquisition of Long Island Financial by New York Community Bancorp, Inc. has been approved by the Board of Governors of the Federal Reserve System.
    The acquisition was previously approved by shareholders of Long Island Financial and by the New York State Banking Department, and is now slated for completion by the end of this month. Upon completion, Long Island Financial will merge with and into New York Community Bancorp, Inc., and Long Island Commercial Bank will commence operations as a subsidiary of New York Community Bancorp, Inc. under the name New York Commercial Bank.
    Under the terms of the Definitive Agreement and Plan of Merger, shareholders of Long Island Financial will receive 2.32 shares of New York Community Bancorp, Inc. stock for each share of Long Island Financial stock held at the effective date of the merger, and cash in lieu of any fractional share. Pursuant to the transaction, New York Community Bancorp, Inc. will have approximately 269.6 million outstanding shares of common stock.
    Commenting on the acquisition, New York Community Bancorp, Inc. President and Chief Executive Officer Joseph R. Ficalora stated, "We look forward to completing the transaction by the end of December, and to the addition of Long Island Commercial Bank to our banking family. We are excited by the opportunities that will stem from this combination, and from our pending acquisition of Atlantic Bank of New York. Together, these banks will provide a solid foundation for a dynamic commercial banking franchise, enhancing our capacity for customer service, the quality of our balance sheet and earnings, and ultimately, we believe, the value of our shares."
    New York Community Bancorp, Inc. is the holding company for New York Community Bank, the fifth largest thrift in the nation, with total assets of $25.0 billion at September 30, 2005. The Bank currently serves its customers through a network of 141 banking offices in New York City, Long Island, Westchester County, and northern New Jersey, and operates through seven divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. The Bank is the leading producer of multi-family mortgage loans for portfolio in New York City and the third largest thrift depository in the New York metropolitan region. Additional information about the company may be found at its web site, www.myNYCB.com.
    Long Island Financial Corp. is the $532.8 million holding company for Long Island Commercial Bank, a New York State-chartered commercial bank providing commercial and consumer banking services through twelve branch offices in Suffolk, Nassau, and Kings Counties, with an emphasis on personal service and responsiveness to the needs of its customers. Additional information about the company may be found at its web site, www.licb.com.

    Forward-looking Statements and Associated Risk Factors

    This release, like other written and oral communications presented by New York Community Bancorp, Inc. and Long Island Financial Corp. (the "Companies") and their authorized officers, may contain certain forward-looking statements regarding the Companies' prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Companies intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.
    Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Companies, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. The Companies' ability to predict results or the actual effects of their plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.
    There are a number of factors, many of which are beyond the Companies' control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, general economic conditions, either nationally or locally in some or all of the areas in which the Companies conduct their business; conditions in the securities markets or the banking industry; changes in interest rates, which may affect the Companies' net income or future cash flows; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the Companies' local markets; changes in real estate values, which could impact the quality of the assets securing the Companies' loans; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to successfully integrate any assets, liabilities, customers, systems, and management personnel New York Community Bancorp, Inc. may acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames; the Companies' timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by the Companies' customers; the outcome of pending or threatened litigation or of other matters before regulatory agencies, whether currently existing or commencing in the future; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which the Companies are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the Companies' operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Companies' control.
    In addition, the following factors, among others, could cause the actual results of New York Community Bancorp, Inc.'s transactions with Long Island Financial Corp. and Atlantic Bank of New York to differ materially from the expectations stated in this release: the ability of the companies involved to obtain the required regulatory approvals; the ability of the companies involved to consummate the transactions; a materially adverse change in the financial condition of New York Community Bancorp, Inc., Long Island Financial Corp., or Atlantic Bank of New York; the ability of New York Community Bancorp, Inc. to successfully integrate the assets, liabilities, customers, systems, and any management personnel it may acquire into its operations pursuant to the transactions; and the ability to realize the related revenue synergies and cost savings within the expected time frames.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Companies undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516-683-4420
              or
             Long Island Financial Corp.
             Douglas C. Manditch, 631-348-0888